Exhibit 99.1

L&F Acquisition Corp. Transfers Listing to NYSE American LLC

NEW YORK, NY, June 7, 2022 – L&F Acquisition Corp. (“LNFA”) (NYSE: LNFA.U, LNFA, LNFA WS), a special purpose acquisition company, announced today that it will transfer its listing to the NYSE American LLC (“NYSE American”), where it has been approved to list.  In connection with the transfer, LNFA will voluntarily delist from The New York Stock Exchange.  LNFA’s decision to transfer to the NYSE American was motivated by several factors, including more favorable thresholds for continued listing on the NYSE American. Following the transfer, it will continue to file the same types of periodic reports and other information it currently files with the Securities and Exchange Commission (the “SEC”). LNFA anticipates the transfer to the NYSE American to occur on or about June 10, 2022.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this report, words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Additional Information about the Business Combination and Where to Find It

As previously announced, on December 17, 2021, LNFA entered into a definitive business combination agreement (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among LNFA, L&F Acquisition Holdings, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F, ZF Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings, IDX Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings, IDX Forward Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F Holdings, ZeroFox, Inc., a Delaware corporation (“ZeroFox”), and ID Experts Holdings, Inc., a Delaware corporation (“IDX”). LNFA has filed with the SEC a Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), which includes a preliminary proxy statement/prospectus of LNFA, which will be both the proxy statement to be distributed to holders of LNFA's ordinary shares in connection with the solicitation of proxies for the vote by LNFA's shareholders with respect to the Business Combination Agreement, including the transactions contemplated thereby (the "Business Combination") and related matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the Business Combination. After the Registration Statement is declared effective, LNFA will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders. LNFA’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and definitive proxy statement/prospectus in connection with LNFA’s solicitation of proxies for its shareholders’ meeting to be held to approve the Business Combination and related matters, because the proxy statement/prospectus will contain important information about LNFA, ZeroFox and IDX and the proposed Business Combination.

The definitive proxy statement/prospectus will be mailed to shareholders of LNFA as of a record date to be established for voting on the proposed Business Combination and related matters. Shareholders may obtain copies of the proxy statement/prospectus, when available, without charge, at the SEC’s website at www.sec.gov or by directing a request to: L&F Acquisition Corp., 150 North Riverside Plaza, Suite 5200, Chicago, Illinois 60606.

No Offer or Solicitation

This press release is for informational purposes only, and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation

This press release is not a solicitation of a proxy from any investor or securityholder. However, LNFA, ZeroFox, IDX, JAR Sponsor, LLC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from LNFA’s shareholders in connection with the Business Combination under the rules of the SEC. Information regarding LNFA directors and executive officers and such other persons may be found in the Registration Statement, including amendments thereto, and other reports which are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contact

L&F Acquisition Corp.

Media Inquiries
Jordan Niezelski, Edelman
Jordan.Niezelski@edelman.com

Investor Relations
info@lfacquisitioncorp.com